Exhibit 99.1

Greenland Energy Announces Pricing of $70 Million Public Offering

HOUSTON, April 27, 2026 – Greenland Energy Company (Nasdaq: GLND) (“Greenland Energy” or the “Company”), an energy exploration company focused on responsibly developing Greenland’s hydrocarbon resources, with an emphasis on the Jameson Land Basin, today announced the pricing of a public offering of 17,500,000 shares (or pre-funded warrant (“Pre-Funded Warrant”) in lieu thereof) at a price of $4.00 per share. Each common share (or Pre-Funded Warrant) is being sold in combination with an accompanying common stock warrant (the “Warrants”). Each Warrant is immediately exercisable, will entitle the holder to purchase one common share at an exercise price of $5.00 per share and will expire five years from the date of issuance. Gross proceeds from the offering are expected to be $70 million, before deducting placement agent fees and offering expenses. The common shares (or Pre-Funded Warrants) and Warrants can only be purchased together in the offering but will be issued separately. The Warrants have been approved for listing on the Nasdaq Global Market and are expected to commence trading under the symbol “GLNDW” on April 28, 2026.

The offering is expected to close on April 29, 2026, subject to satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering for general corporate purposes, including working capital and operating expenses.

ThinkEquity is acting as the sole placement agent for the offering.

A registration statement on Form S-1 (File No. 333- 294995) relating to the securities was filed with the Securities and Exchange Commission (“SEC”) and became effective on April 27, 2026. This offering is being made only by means of a prospectus. Copies of the final prospectus, when available, may be obtained from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004. The final prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Greenland Energy Company

Greenland Energy Company (NASDAQ: GLND) is an energy exploration company focused on responsibly developing Greenland’s hydrocarbon resources, with an emphasis on the Jameson Land Basin. It aims to advance oil and gas exploration and create a publicly traded platform for Arctic energy development.

More information regarding Greenland Energy Company is available on its website: www.greenlandenergyco.com

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering that will be filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contact: contact@greenlandenergyco.com